Exhibit 99.1

RLJ ENTERTAINMENT ANNOUNCES $31 MILLION PRIVATE PLACEMENT OF CONVERTIBLE PREFERRED STOCK

SILVER SPRING, MD – May 15, 2015 – RLJ Entertainment Inc., (“RLJ Entertainment” or “the Company”) (NASDAQ: RLJE), today announced that it has entered into a definitive Securities Purchase Agreement pursuant to which the Company will issue and sell in a private placement to accredited investors (i) convertible preferred stock in an aggregate principal amount of $31 million (the “Preferred Stock”), and (ii) warrants for the purchase of 9.3 million shares of the Company’s common stock (the “Warrants”).

At the closing of the transaction, the Company will issue $15 million of Preferred Stock in exchange for the cancellation of its $15 million of outstanding Bridge Preferred Stock previously issued to an affiliate of the Company’s Chairman, Robert L. Johnson, and will issue a total of $7.5 million of Preferred Stock to investors and to two of the Company’s other directors for gross cash proceeds of $7.5million.  In addition, the Company also will exchange approximately $8.5 million of its subordinated debt for the same amount of Preferred Stock.  The net cash proceeds of approximately $6.8 million will be used for general working capital.

Robert L. Johnson, Chairman of RLJ Entertainment stated, “This transaction represents a significant vote of confidence in RLJ Entertainment and its management team.  Alongside my recent $15 million investment and the conversion of half of the subordinated debt of the Company, this private placement helps to solidify the Company’s financial model.  I am also pleased that John Ziegelman of Wolverine Asset Management – our lead investor in the Preferred Stock – and Dayton Judd from Sudbury Capital Management will be joining our Board of Directors.”

Miguel Penella, Chief Executive Officer of RLJ Entertainment, commented, “We are pleased to have completed this capital raise, which enables us to more aggressively pursue our growth strategy. This transaction, in addition to our work to strengthen our capital structure, reduce our debt, launch proprietary digital channels, and allocate capital to content with strong economic value, positions the Company very well to deliver strong revenue, earnings and cash flow growth in the quarters and years to come.”

The Preferred Stock will accrue dividends at a rate of 8% per annum and will be convertible into shares of common stock at a conversion price of $1.00 per share. If not converted in five years, the Preferred Stock will be subject to, in the Company’s discretion, either mandatory conversion into shares of common stock at a price equal to the lower of the conversion price and 85% of the then current market price or mandatory redemption in cash at a purchase price equal to the liquidation value plus all declared and unpaid dividends of the Preferred Stock. The Warrants will have a term of five years and will be exercisable at $1.50 per share. The conversion of the Preferred Stock and the exercise of the Warrants is limited to 19.99% of the currently outstanding common stock unless and until the Company receives a stockholder vote approving the conversion and exercise. The Company expects to file a proxy statement with the Securities and Exchange Commission for such purpose within 30 days after the closing of the transaction and obtained agreements to vote in favor of the conversion and exercise from directors, officers and principal stockholders representing approximately 56% of common stock outstanding.

The Company is required to file a registration statement with the SEC for the common stock underlying the Preferred Stock and the Warrants within 30 days after closing the transaction. The Preferred Stock and Warrants include anti-dilutions rights, and the Preferred Stock also includes certain affirmative and negative covenants, including a covenant entitling  the investors to appoint two members of the Company’s board of directors upon closing and requiring that the Company reduce its Board of Directors to seven members within six months after closing. The transaction includes closing conditions and other terms typical of a transaction of this type, the full description of which can be reviewed in documents attached to the Company’s Current Report on Form 8-K concurrently being filed with the SEC.

The Preferred Stock and Warrants were offered and sold in a private placement pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder. The Preferred Stock, the Warrants and the common stock issuable upon the conversion of the Preferred Stock and the exercise of the Warrants have not been registered under the Securities Act or state securities laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from such registration requirements.

Craig-Hallum Capital Group LLC served as exclusive placement agent for the transaction.

RLJ Entertainment, Inc. (NASDAQ: RLJE) is a premier independent owner, developer, licensee, and distributor of entertainment content and programming in primarily North America, the United Kingdom, and Australia. RLJE is a leader in numerous genres via its owned and distributed brands such as Acorn (British TV), Image (feature films, stand-up comedy), UMC (urban), Acacia (fitness), Athena (documentaries), and Madacy (gift sets). These titles are distributed in multiple formats including broadcast television (including satellite and cable), theatrical and non-theatrical, DVD, Blu-Ray, digital download, and digital streaming.

Via its relationship with Agatha Christie Limited, a company that RLJE owns 64% of, RLJE manages the intellectual property and publishing rights to some of the greatest works of mystery fiction, including stories of the iconic sleuths Miss Marple and Poirot. RLJE also owns all rights to the hit UK mystery series Foyle’s War.

RLJE leverages its management experience to acquire, distribute and monetize existing and original content for its many distribution channels, including its branded digital subscription channels, Acorn TV, Acacia TV, and UMC, and engages distinct audiences with programming that appeals directly to their unique viewing interests. Through its proprietary e-commerce web sites and print catalogs for the Acorn and Acacia brands, RLJE has direct contacts and billing relationships with millions of consumers. For more information visit: www.rljentertainment.com

Forward Looking Statements

This press release may include “forward looking statements” within the meaning of the “safe harbor” provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Other than statements of historical fact, all statements made in this press release are forward-looking, including, but not limited to, statements regarding industry prospects, future results of operations or financial position, and statements of our intent, belief and current expectations about our strategic direction, prospective and future results and condition.  In some cases, forward-looking statements may be identified by words such as “will,” “should,” “could,” “may,” “might,” “expect,” “plan,” “possible,” “potential,” “predict,” “anticipate,” “believe,” “estimate,” “continue,” “future,” “intend,” “project” or similar words.

Forward-looking statements involve risks and uncertainties that are inherently difficult to predict, which could cause actual outcomes and results to differ materially from our expectations, forecasts and assumptions.  Factors that might cause such differences include, but are not limited to:

▪	Our financial performance, including our ability to achieve revenue growth and Adjusted EBITDA or realize synergies;
▪	The effects of limited cash liquidity on operational growth;
▪	Our ability to satisfy financial ratios;
▪	Our ability to fund planned capital expenditures and development efforts;
▪	Our inability to gauge and predict the commercial success of our programming;
▪	Our ability to estimate sales returns;
▪	The ability of our officers and directors to generate a number of potential investment opportunities;
▪	Our ability to maintain relationships with customers, employees, suppliers and lessors;
▪	Delays in the release of new titles or other content;
▪	The effects of disruptions in our supply chain;
▪	The loss of key personnel;
▪	Our public securities’ limited liquidity and trading; or
▪	Our ability to continue to meet the NASDAQ Capital Market continuing listing standards.

You should carefully consider and evaluate all of the information in this press release, including the risk factors listed above and in our Form 10-K filed with the Securities Exchange Commission (or SEC), including “Item 1A.  Risk Factors.”  If any of these risks occur, our business, results of operations, and financial condition could be harmed, the price of our common stock could decline and you may lose all or part of your investment, and future events and circumstances could differ significantly from those anticipated in the forward-looking statements contained in this press release.  Unless otherwise required by law, we undertake no obligation to release publicly any updates or revisions to any such forward-looking statements that may reflect events or circumstances occurring after the date of this press release.

Readers are referred to the most recent reports filed with the SEC by RLJ Entertainment. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

ADDITIONAL INFORMATION AND WHERE TO FIND IT
This communication may be deemed to be solicitation material in respect of the proposed transaction. In connection with the proposed transaction, the Company intends to file relevant materials with the SEC, including a proxy statement. Investors and security holders are urged to read the proxy statement when it becomes available, together with all other relevant documents filed with the SEC, because they will contain important information about the proposed transaction. Investors and security holders are able to obtain the documents (once available) free of charge at the SEC’s website, http://www.sec.gov, or for free from the Company by contacting the Secretary, RLJ Entertainment, Inc., 8515 Georgia Avenue, Suite 650, Silver Spring, Maryland, 20910, telephone: (301) 608-2115.

PARTICIPANTS IN SOLICITATION
The Company and its directors and executive officers and certain employees may be deemed to be participants in the solicitation of proxies from the holders of Company common stock with respect to the proposed transaction. Information about the Company’s directors and executive officers is set forth in the proxy statement for the Company’s 2014 Annual Meeting of Stockholders, which was filed with the SEC on June 17, 2014. To the extent holdings of the Company’s securities have changed since the amounts contained in the proxy statement for the Company’s 2014 Annual Meeting of Stockholders, such changes have been or will be reflected in reports on Schedule 13D or Statements of Change in Ownership on Form 4 filed with the SEC. Investors may obtain additional information regarding the interest of such participants by reading the proxy statement regarding the transaction (once available). These documents (when available) may be obtained free of charge from the SEC’s website http://www.sec.gov, or from the Company using the contact information above.

Contact:
Erica Bartsch, 212-446-1875
Sloane & Company
ebartsch@sloanepr.com

Traci Otey Blunt, 301-830-6204
RLJ Entertainment, Inc.
tblunt@rljentertainment.com